Exhibit 10.11
Award Number:
Grantee Name:

KINETIC CONCEPTS, INC.
2008 OMNIBUS STOCK INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Award Agreement”) is made and entered into as of _______________, 200__ (the “Date of Grant”), by and between Kinetic Concepts, Inc., a Texas corporation (the “Company”), and [_________________________] (the “Grantee”).  Capitalized terms not defined herein shall have the meaning ascribed to them in the Company’s 2008 Omnibus Stock Incentive Plan (the “Plan”).  Where the context permits, references to the Company or any of its Subsidiaries or Affiliates shall include the successors to the foregoing.

Pursuant to the Plan, the Administrator has determined that the Grantee is to be granted Restricted Stock Units, subject to the terms and conditions set forth in the Plan and herein, and hereby grants such Restricted Stock Units.  Each Restricted Stock Unit represents a hypothetical shares of Stock and will, at all times the Award Agreement is in effect, be equal in value to one share of Stock.

1. Grant of Restricted Stock Units.  The Company hereby grants to the Grantee [_______] Restricted Stock Units (the "Award") on the terms and conditions set forth in the Award Agreement and as otherwise provided in the Plan.

2. Terms and Conditions of Award.  The Award shall be subject to the following terms, conditions and restrictions:

(a)
Vesting.  The Restricted Stock Units shall vest at such time or times, and/or upon the occurrence of such events as are set forth in Appendix A hereto.  Unless otherwise provided on Appendix A, if any Restricted Stock Units do not vest at such time or times and/or upon occurrence of the events specified in Appendix  A, then the Grantee shall immediately forfeit any rights to those Restricted Stock Units and the Grantee shall have no further rights thereto and such Restricted Stock Units shall immediately terminate.

(b)
Nontransferability.  Restricted Stock Units and any interest therein may not be sold, transferred, pledged, hypothecated, assigned or otherwise encumbered or disposed of, except by will or the laws of descent and distribution, to the extent applicable.  Any attempt to dispose of any Restricted Stock Units in contravention of any such restrictions shall be null and void and without effect.

(c)
Rights as a Shareholder.  Restricted Stock Units represent only hypothetical shares; therefore, the Grantee is not entitled to any of the rights or benefits generally accorded to stockholders with respect thereto, except upon vesting, to the extent provided in Paragraph 2(d).

(d)
Benefit Upon Vesting.  Upon the vesting of a Restricted Stock Unit, the Grantee shall be entitled to receive, within 30 days of the date on which such Restricted Stock Unit vests, an amount in cash, shares of Stock or a combination of the foregoing, as determined by the Administrator in its sole discretion equal, per Restricted Stock Unit, to the sum of (1) the Fair Market Value of a share of Stock on the date on which such Restricted Stock Unit vests and (2) the aggregate amount of cash dividends paid with respect to a share of Stock during the period commencing on the Date of Grant and terminating on the date on which such unit vests.  If the Restricted Stock Unit is to be settled in shares of Stock, the Company may either (i) issue to the Grantee or the Grantee's personal representative a stock certificate or (ii) deposit shares of Stock with an online broker or other service provider contracted by the Company for such purpose.

(e)	Effect of Termination of Employment or Service; or Change in Control.
(i)
If the Grantee’s employment with or service to the Parent, the Company or any of its Affiliates terminates for any reason, other than by reason of Grantee’s death or Disability, the Grantee shall immediately forfeit any rights to the Restricted Stock Units that have not vested as of the date of termination, if any, the Grantee shall have no further rights thereto and such Restricted Stock Units shall immediately terminate.

(ii)
If the Grantee’s employment with or service to the Parent, the Company or any of its Affiliates terminates by reason of Grantee’s death or Disability, with respect to Restricted Stock Units that vest based on the passage on time, all outstanding unvested Restricted Stock Units shall immediately vest and, with respect to Restricted Stock Units that vest based on the attainment of specified performance conditions, all outstanding unvested Restricted Stock Units shall immediately vest as if the target performance goals were met.

(iii)
If the Grantee’s employment with or service to the Parent, the Company or any of its Affiliates is terminated by the Company other than for Cause within 24 months following a Change in Control, with respect to Restricted Stock Units that vest based on the passage on time, all outstanding unvested Restricted Stock Units shall immediately vest and, with respect to Restricted Stock Units that vest based on the attainment of specified performance conditions, all outstanding unvested Restricted Stock Units shall immediately vest as if the target performance goals were met.

(f)
Taxes.  Pursuant to Section 13(d) of the Plan, the Company has the right to require the Grantee to remit to the Company  in cash an amount sufficient to satisfy any federal, state and local tax withholding requirements related to the Award.  With the approval of the Administrator, the Grantee may satisfy the foregoing requirement by electing to have the Company withhold from delivery shares of Stock (to the extent applicable) or by delivering shares of Stock, in each case, having a value equal to the aggregate required minimum tax withholding to be collected by the Company.  Such shares of Stock shall be valued at their Fair Market Value on the date on which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash.

3. Adjustments.  The Award and all rights and obligations under the Award Agreement are subject to Section 3 of the Plan.

4. Notice.  Whenever any notice is required or permitted hereunder, such notice shall be in writing and shall be given by personal delivery, facsimile, first class mail, certified or registered with return receipt requested.  Any notice required or permitted to be delivered hereunder shall be deemed to have been duly given on the date that it is personally delivered or, whether actually received or not, on the third business day after mailing or 24 hours after transmission by facsimile to the respective parties named below.

If to the Company:
Kinetic Concepts, Inc. Attn.: Chief Financial Officer 8023 Vantage Drive San Antonio, TX 78230
Phone: (210) 255-6494 Fax: (210) 255-6997
If to the Grantee:
[Name of Grantee] ________________________________________
[Address] ________________________________________________
Facsimile: ________________________________________________

Either party may change such party’s address for notices by duly giving notice pursuant hereto.

5. Compliance with Laws.

(a) Shares (to the extent payable hereunder) shall not be issued pursuant to the Award granted hereunder unless the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.  The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended, of any interests in the Plan or any Shares to be issued hereunder or to effect similar compliance under any state laws.

(b) All certificates for Shares delivered under the Plan (to the extent applicable) shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock may then be listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.  The Administrator may require, as a condition of the issuance and delivery of certificates evidencing Shares pursuant to the terms hereof, that the recipient of such Shares make such agreements and representations as the Administrator, in its sole discretion, deems necessary or desirable.

6. Protections Against Violations of Agreement.  No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Shares underlying the Award by any holder thereof in violation of the provisions of the Award Agreement, the Plan or the Articles of Incorporation or the Bylaws of the Company, will be valid, and the Company will not transfer any such Shares on its books nor will any such Shares be entitled to vote, nor will any dividends be paid thereon, unless and until there has been full compliance with such provisions to the satisfaction of the Company.  The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

7. Failure to Enforce Not a Waiver.  The failure of the Company to enforce at any time any provision of the Award Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

8. Governing Law.  The Award Agreement shall be governed by and construed according to the laws of the State of Texas without regard to its principles of conflict of laws.

9. Incorporation of the Plan.  The Plan, as it exists on the date of the Award Agreement and as amended from time to time, is hereby incorporated by reference and made a part hereof, and the Award and the Award Agreement shall be subject to all terms and conditions of the Plan.  In the event of any conflict between the provisions of the Award Agreement and the provisions of the Plan, the terms of the Plan shall control, except as expressly stated otherwise.  The term “Section” generally refers to provisions within the Plan (except where denoted otherwise) and the term “Paragraph” shall refer to a provision of the Award Agreement.

10. Amendments.  The Award Agreement may be amended or modified at any time, but only by an instrument in writing signed by each of the parties hereto.

11. Agreement Not a Contract of Employment.  Neither the Plan, the granting of the Award, the Award Agreement nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Grantee has a right to continue to be employed by, or to provide services as a director, consultant or advisor to, the Company, any Subsidiary or Affiliate thereof for any period of time or at any specific rate of compensation.

12. Authority of the Administrator.  The Administrator shall have full authority to interpret and construe the terms of the Plan and the Award Agreement.  The determination of the Administrator as to any such matter of interpretation or construction shall be final, binding and conclusive.

13. Binding Effect.  The Award Agreement shall apply to and bind the Grantee and the Company and their respective permitted assignees or transferees, heirs, legatees, executors, administrators and legal successors.

14. Tax Representation.  The Grantee has reviewed with his or her own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by the Award Agreement.  The Grantee is relying solely on such advisors and not on any statement or representations of the Company or any of its agents.  The Grantee understands that he or she (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by the Award Agreement.

15. Acceptance.  The Grantee hereby acknowledges receipt of a copy of the Plan and the Award Agreement.  Grantee has read and understands the terms and provisions thereof, and accepts the Award subject to all the terms and conditions of the Plan and the Award Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed and delivered the Award Agreement on the day and year first above written.

KINETIC CONCEPTS, INC.

By: _________________________________________
Name: _______________________________________
Title: ________________________________________

GRANTEE

Signature: ____________________________________
Name: _______________________________________
Address: _____________________________________
______________________________________
Telephone No.: ________________________________
Social Security No.: ____________________________

DATE OF GRANT	NUMBER OF RESTRICTED STOCK UNITS

SEE APPENDIX A FOR VESTING SCHEDULE.